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                                                                     EXHIBIT 5.1





















                       OPINION OF SNOW BECKER KRAUSS P.C.
















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                                                     September 29, 2000



Univec, Inc.
22 Dubon Court
Farmingdale, New York 11735


         Re: Registration Statement on Form S-8 relating to 1,000,000 shares of common stock, par value $.001 per share, of Univec, Inc. issued pursuant to the Consultant Compensation Plan.
                  -------------------------------------------------------------

Gentlemen:

         We are counsel to Univec, Inc. , a Delaware corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 1,000,000 shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock") issuable pursuant to the Consultant Compensation Plan (the "Compensation Plan").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the Compensation Plan, resolutions of the Board of Directors of the Company relating to the authorization of the Compensation Plan and the proposed registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares issuable pursuant to the Compensation Plan have been duly and validly authorized and when issued in accordance with the Compensation Plan, will be fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to this firm under the heading "Legal Counsel." In giving this


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consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.





                                           Very truly yours,


                                           /s/ Snow Becker Krauss P.C.
                                           --------------------------------
                                           SNOW BECKER KRAUSS P.C.